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                                                                 EXHIBIT 10.5(a)



                              BSQUARE CORPORATION


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

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     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of July 1, 1999, by and between IMPERIAL BANK ("Bank") and BSQUARE CORPORATION ("Borrower"").

                                    RECITALS

     A. Bank and Borrower are parties to that certain Loan and Security Agreement dated as of February 11, 1998, as amended (the "Original Agreement").

     B. Borrower and Bank wish to amend and restate the terms of the Original Agreement. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a cash advance under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the State of Washington are authorized or required to close.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit A attached hereto.

               "Committed Revolving Line" means a credit extension of up to Five Million Dollars ($5,000,000).

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               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or other deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and the like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Credit Extension" means each Advance, Letter of Credit, Equipment Advance, Leasehold Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Debt Service Coverage" means, as of any date of determination, a ratio of (a) the sum of (i) earnings after tax annualized for the preceding three (3) months plus interest and non-cash (i.e., depreciation and amortization) expenses, annualized for the preceding (3) months to (b) the sum of (i) current portion of long term debt and capitalized leases plus (ii) interest expense, annualized for the preceding three months.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower,

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          (f)  Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

          (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

          (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor;

          (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage; except that the concentration limit for Accounts on which Microsoft Corporation is the account debtor shall be fifty percent (50%); and except as approved in writing by Bank;

          (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

          (k) Accounts the collection of which Bank reasonably determines to be doubtful.

          "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and (1) that have sales in excess of Five Hundred Million Dollars ($500,000,000) per year; or (2) that Bank approves on a case-by-case basis.

          "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "Equipment Advance" has the meaning set forth in Section 2.1.5.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "Facility A Equipment Line" means a credit extension of up to Five Hundred Thousand Dollars ($500,000).

          "Facility A Equipment Maturity Date" means October 30, 2001.

          "Facility B Equipment Line" means a credit extension of up to One Million Dollars ($1,000,000).

          "Facility B Equipment Maturity Date" means June 30, 2003.

          "GAAP" means generally accepted accounting principles as in effect from time to time.

          "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

          "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.


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     "Intellectual Property Collateral" means:

     (a)  Copyrights, Trademarks and Patents;

     (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

     (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

     (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

     (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

     (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

          All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing. Notwithstanding any of the foregoing, "Intellectual Property Collateral" shall not include any property which is owned by a client of Borrower pursuant to a consulting contract between Borrower and such client.

          "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

          "Investment" means any benefit ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Leasehold Advance" or "Leasehold Advances" means a cash advance under the Leasehold Facility.

          "Leasehold Committed Line" means a credit extension of up to Four Million Dollars ($4,000,000).

          "Leasehold Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1.3 hereof.

          "Leasehold Improvements" means leasehold improvements, equipment specifically designed or manufactured for Borrower, office furnishings, limited use property and other similar property.

          "Leasehold Maturity Date" means June 30, 2005.

          "Lien" means any mortgage lien, deed of trust, charge, pledge, security interest or other encumbrance.


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          "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

          "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from borrower to others that Bank may have obtained by assignment or otherwise.

          "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "Periodic Payments" means all installments or similar recurring payments that borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between borrower and Bank.

          "Permitted Indebtedness" means:

          (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

          (c) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

          (d)   Subordinated Debt;

          (e) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (f) Other Indebtedness in an outstanding principal amount not to exceed $200,000.

          "Permitted Investment" means:

          (a) Investments existing on the Closing Date disclosed in the Schedule; and

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.
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     "Permitted Liens" means the following:

     (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

     (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

     (c) Liens (i) upon or in any equipment (other than equipment financed hereunder) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

     (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

     "Quick Assets" means, at any date, as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

     "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Maturity Date" means June 30, 2000.

     "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1.1 hereof.

     "Schedule" means the schedule of exceptions attached hereto, if any.

     "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

     "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

     "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

     "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

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               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT

          2.1  Credit Extensions.

               Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               2.1.1  Revolving Advances

               (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the aggregate face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable. Notwithstanding the foregoing, the aggregate Advances outstanding under this Section 2.1.1 shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) unless Bank has performed an audit of the Collateral, the results of which are satisfactory to Bank.

               (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account.

               2.1.2  Letters of Credit.

               (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the then outstanding principal balance of the Advances, provided that the aggregate face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed One Million Dollars ($1,000,000). Each Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

               (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.


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                  (c)   Borrower may request that Bank issue a Letter of Credit
payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                  (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

                  2.1.3  Leasehold Advances.

                  (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees, at any time from the date hereof through June 30, 2000, to make advances (each a "Leasehold Advance" and, collectively, the "Leasehold Advances") to Borrower in an aggregate outstanding principal amount not to exceed the Leasehold Committed Line. Each Leasehold Advance (i) shall be used to finance Leasehold Improvements, and (ii) shall not exceed one hundred percent (100%) of the cost of such Leasehold Improvements, excluding taxes, shipping, warranty charges, freight discounts and installation expense.

                  (b) Interest shall accrue from the date of each Leasehold Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the last day of each month through June 30, 2000. Any Leasehold Advances that are outstanding on June 30, 2000 shall be payable in sixty (60) equal monthly installments of principal, plus all accrued interest, beginning on July 31, 2000, and continuing on the last day of each month thereafter through the Leasehold Maturity Date, at which time all amounts due under this Section 2.1.3 and any other amounts due under this Agreement shall be immediately due and payable. Leasehold Advances, once repaid, may not be reborrowed. Borrower may prepay any Leasehold Advances without penalty or premium.

                  (b) When Borrower desires to obtain a Leasehold Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Leasehold Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Leasehold Improvements to be financed.

                  2.1.4  Facility A Equipment Advances.

                  (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date of the Original Agreement through October 30, 1998, Bank agrees to make advances (each a "Facility A Equipment Advance" and, collectively, the "Facility A Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Facility A Equipment Line. The Facility A Equipment Advances shall be used only to purchase Equipment and software approved from time to time by Bank purchased on or after ninety (90) days prior to the date hereof, and shall not exceed eighty percent (80%) of the invoice amount of such equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Not more than twenty-five percent (25%) of the aggregate outstanding Facility A Equipment Advances shall be used to finance the acquisition or licensing of software.

                  (b) Interest shall accrue from the date of each Facility A Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly for each month through October 1998. Any Facility A Equipment Advances that are outstanding on October 30, 1998 shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on November 30, 1998, and continuing on the last day of each month thereafter through the Facility A Equipment Maturity Date, at which time all amounts due under this Section 2.1.4 shall be immediately due and payable. Facility A Equipment Advances, once repaid, may not be reborrowed.

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          (c)       When Borrower desires to obtain a Facility A Equipment
Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one
(1) Business Day before the day on which the Facility A Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

          2.1.5     Facility B Equipment Advances.

          (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through June 30, 2000, Bank agrees to make advances (each a "Facility B Equipment Advance", collectively, the "Facility B Equipment Advances", and, collectively with the Facility A Equipment Advances, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Facility B Equipment Line. The Facility B Equipment Advances shall be used only to purchase Equipment, software, and furniture approved from time to time by Bank purchased on or after ninety (90) days prior to the date hereof, and shall not exceed one hundred percent (100%) of the invoice amount of such equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense.

          (b) Interest shall accrue from the date of each Facility B Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly through June 30, 2000. Any Facility B Equipment Advances that are outstanding on June 30, 2000 shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on July 31, 2000, and continuing on the last day of each month thereafter through the Facility B Equipment Maturity Date, at which time all amounts due under this
Section 2.1.5 shall be immediately due and payable. Facility B Equipment Advances, once repaid, may not be reborrowed.

          (c) When Borrower desires to obtain a Facility B Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one
(1) Business Day before the day on which the Facility B Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

     2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Sections 2.1.1 and 2.1.2 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or
(ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     2.3  Interest Rates, Payments, and Calculations.

          (a)       Interest Rates.

                    (i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the average daily balance thereof, at a rate equal to the Prime Rate.

                    (ii) Equipment Advances. Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the average daily balance thereof, at a rate equal to the Prime Rate plus one-quarter percent (0.25%).

                    (iii) Leasehold Advances. Except as set forth in Section 2.3(b), the Leasehold Advances shall bear interest, on the average daily balance thereof, at a rate equal to the Prime Rate plus one-half percent (0.50%).

          (b) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

          (c) Payments. Interest hereunder shall be due and payable on the last day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

          (d) Computation. In the event the Prime Rate is change from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     2.5  Fees.  Borrower shall pay to Bank the following:

          (a) Facility Fee. On the Closing Date, a Facility Fee equal to Twenty-Five Thousand Dollars ($25,000), which shall be fully earned and nonrefundable;

          (b) Financial Examination and Appraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

          (c) Bank Expenses. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     2.6 Additional Costs. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement):

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.7 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Leasehold Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS

          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  agreement to provide insurance;

               (d)  payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

               (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. Without limiting the generality of the foregoing, Bank shall not be obligated to make any Credit Extension if, at and as of the date immediately following such Credit Extension, Borrower would not be in compliance with any of the covenants or restrictions set forth in Sections 6.8, 6.9, 6.10, or 6.11. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   CREATION OF SECURITY INTEREST

          4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

          4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

          5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2 Due Authorization: No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The services or property giving rise to such Eligible Accounts have been rendered or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free form all material defects.

          5.6 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for exclusive and non-exclusive licenses granted by Borrower to its customers in the ordinary course of business or where Borrower is a joint owner. Each of the issued Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party.

          5.7 Name: Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

         5.10 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

         5.11 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

         5.12 Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

         5.13 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

         5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.15 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

         5.16 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

         5.17 Year 2000. Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

         6. AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

            6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within twenty-five
(25) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time; and (f) within twenty-five (25) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's intellectual property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by each Borrower in connection with this Agreement.

     Within fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable.

     Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

          6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6  Insurance.

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7 Principal Depository. Borrower shall maintain its principal depository, investment, and operating accounts with Bank.

          6.8 Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities, less deferred revenue, of at least 1.50 to 1.00.

          6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth plus Subordinated Debt of not less than Twelve Million Five Hundred Thousand Dollars ($12,500,000).

          6.10 Liquidity; Debt Service Coverage. Borrower shall maintain, as of the last calendar day of each month, a balance of unrestricted cash plus eighty percent (80%) of Eligible Accounts minus the outstanding Advances that is two
(2) times the outstanding balance of (i) the Equipment Advances plus (ii) the Leasehold Advances. In the alternative, Borrower may maintain a Debt Service Coverage of at least 2.00 to 1.00 as of the last calendar day of each month.

          6.11 Adjusted Total Liabilities-Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities less deferred revenue to Tangible Net Worth of not more than 1.00 to 1.00.

          6.12 Registration of Intellectual Property Rights.

               (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement, within thirty (30) days of the date of this Agreement, (ii) all registerable intellectual property rights in Intellectual Property Collateral which constitute or give rise to more than five percent (5%) of Borrower's revenue in any given month which Borrower has developed as of the date of this Agreement but heretofore failed to register, within thirty
(30) days of the date of this Agreement, and (iii) those additional intellectual property rights in Intellectual Property Collateral which constitute or give rise to more than five percent (5%) of Borrower's revenue in any given month which are developed or acquired by Borrower from time to time in connection with any Borrower's product, within thirty days of the sale or licensing of such product to any third party and within thirty days of Borrower's use of such product (including without limitation major revisions or additions to the intellectual property rights listed on such Exhibits A, B and
C). Borrower shall give Bank notice of all such applications or registrations.

          (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

          (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

          (d) Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 6.12, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.12 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.12.

     6.13 Year 2000 Compliance. Borrower shall perform all acts reasonably necessary to ensure that Borrower and any business in which Borrower holds a substantial interest become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. Borrower shall also take reasonably necessary steps to ensure that it will not be materially adversely affected as a result of any customer, supplier or vendor's failure to become Year 2000 compliant. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require.

     6.14 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

  7.   NEGATIVE COVENANTS

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of surplus, worn-out or obsolete Equipment.

          7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change of no more than fifty percent (50%) in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3 Mergers or Acquisitions. Merger or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

         7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may pay dividends to its shareholders in such amounts as are necessary to cover personal tax liabilities of such shareholders.

         7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

         7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

         7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

         7.10 Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

         7.11 Compliance. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

         7.12 Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgment.

         8.  EVENTS OF DEFAULT

             Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

         8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty
(30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

          8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 Other Agreements. If there is an uncured default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

          8.10 Guaranty. Any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any guarantor revokes or purports to revoke any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty.

     9.   BANK'S RIGHTS AND REMEDIES

          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

               (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

               (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

               (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts of transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

               (i)  Bank may credit bid and purchase at any public sale; and

               (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral in connection with the exercise of Bank's remedies under Article 8 of the California Uniform Commercial Code; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in
Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3 Accounts Collection. At any time from the date of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities within ten (10) days of when such payment is due, to the extent required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank or any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:     bsquare corporation
                         3633 136th Place SE, Suite 100
                         Bellevue, WA 98006
                         Attn: Ms. Leila Kirske
                         FAX: (425) 519-5999

     If to Bank:         Imperial Bank
                         226 Airport Parkway
                         San Jose, CA 95110-1024
                         Attn: Corporate Banking Center
                         FAX: (408) 451-8523

     with a copy to:     Imperial Bank
                         777 108th Avenue NE, Suite 1670
                         Bellevue, WA 98004
                         Attn: Mr. Jim Ellison
                         FAX: (425) 454-6224

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS

          12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.1 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

          12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8 Confidentiality. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

          12.9 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

     13.  JUDICIAL REFERENCE

          (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this document, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of the Court (or any subsequently enacted
Rule). Each party shall have one
peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents which cannot be resolved by the parties shall be submitted to the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisions remedies, as appropriate.

     (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

     (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

     (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       BSQUARE CORPORATION

                                       By:  /s/ BRIAN V. TURNER
                                           --------------------------------

                                       Title:  Chief Financial Officer
                                              -----------------------------


                                       IMPERIAL BANK

                                       By: /s/ [ILLEGIBLE]
                                           --------------------------------

                                       Title:  SVP
                                              -----------------------------

                                   EXHIBIT A

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     (e) All documents, cash, deposit accounts, securities, financial assets, investment property, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to any of the foregoing.

                                   EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

     TO: EMERGING GROWTH INDUSTRIES                  DATE:
                                                           ----------------
     FAX#: (650) 843-6969                            TIME:
                                                           ----------------


FROM:
     ----------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
             --------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ------------------------------------------------------

PHONE NUMBER:
              -------------------------------------------------------------

FROM ACCOUNT #                        TO ACCOUNT #
              --------------------                -------------------------

REQUESTED TRANSACTION TYPE                     REQUEST DOLLAR AMOUNT
--------------------------                     ---------------------
PRINCIPAL INCREASE (ADVANCE)                   $
                                                 --------------------------
PRINCIPAL PAYMENT (ONLY)                       $
                                                 --------------------------
INTEREST PAYMENT (ONLY)                        $
                                                 --------------------------
PRINCIPAL AND INTEREST (PAYMENT)               $
                                                 --------------------------

OTHER INSTRUCTIONS:
                   --------------------------------------------------------

---------------------------------------------------------------------------

     All representations and warranties of Borrower stated in the Amended and Restated Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.



                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

---------------------------------      ------------------------------------
      Authorized Requester                          Phone #


---------------------------------      ------------------------------------
      Authorized Requester                          Phone #

                       ------------------------------
                         Authorized Signature (Bank)

                              EXHIBIT C
                     BORROWING BASE CERTIFICATE

Borrower:     BSQUARE CORPORATION                  Lender: Imperial Bank

Commitment Amount:  $5,000,000

ACCOUNTS RECEIVABLE
     1. Accounts Receivable Book Value as of                         $
                                              ---------               ----------
     2. Additions (please explain on reverse)                        $
                                                                      ----------
     3. TOTAL ACCOUNTS RECEIVABLE                                    $
                                                                      ----------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)      $
                                                           ----------
     4. Amounts over 90 days due                          $
                                                           ----------
     5. Balance of 25% over 90 day accounts               $
                                                           ----------
     6. Concentration Limits                              $
                                                           ----------
     7. Foreign Accounts                                  $
                                                           ----------
     8. Governmental Accounts                             $
                                                           ----------
     9. Contra Accounts                                   $
                                                           ----------
    10. Promotion or Demo Accounts                        $
                                                           ----------
    11. Intercompany/Employee Accounts                    $
                                                           ----------
    12. Other (please explain on reverse)                 $
                                                           ----------
    13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                         $
                                                                      ----------
    14. Eligible Accounts (#3 minus #13)                             $
                                                                      ----------
    15. LOAN VALUE OF ACCOUNTS (80% OF #14)                          $
                                                                      ----------
 BALANCES
    16. Maximum Loan Amount                                          $5,000,000

    17. Total Funds Available [Lesser of #16 or #15]                 $
                                                                      ----------
    18. Present balance owing on Line of Credit                      $
                                                                      ----------
    19. Outstanding under Sublimits (Letter of Credit)               $
                                                                      ----------
    20. RESERVE POSITION (#17 minus #18 and #19)                     $
                                                                      ----------

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Imperial Bank.

COMMENTS:                                BANK USE ONLY

                                         Rcv'd by:
                                                  -----------------------
BSQUARE CORPORATION                                   Auth. Signer

                                         Date:
                                              ---------------------------
By:
   ------------------------
      Authorized Signer                  Verified:
                                                  -----------------------
                                                       Auth. Signer

                                         Date:
                                              ---------------------------

                                         --------------------------------

                                   EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:       IMPERIAL BANK
FROM:     BSQUARE CORPORATION

     The undersigned authorized officer of bsquare corporation hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"),
(i) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                      REQUIRED                    COMPLIES
------------------                      --------                    --------
Monthly financial statements            Monthly within 25 days     Yes    No
Annual (CPA Audited)                    FYE within 90 days         Yes    No
A/R & A/P Agings, Borrowing Base Cert.  Monthly within 15 days     Yes    No
A/R Audit                               Initial and Annual         Yes    No

FINANCIAL COVENANT                      REQUIRED      ACTUAL       COMPLIES
------------------                      --------      ------       --------
Maintain on a Monthly Basis:            2.0:1.0       ____:1.0    Yes    No
Minimum Liquidity*                      2.0:1.0       ____:1.0    Yes    No
Minimum Debt Service Coverage*          1.5:1.0       ____:1.0    Yes    No
Minimum Adjusted Quick Ratio            $12,500,000   $_______    Yes    No
Minimum Tangible Net Worth
Maximum Adjusted Total Liabilities to
  Tangible Net Worth                    1.0:1.0       ____:1.0    Yes    No

*Borrower shall maintain either a Minimum Liquidity or a Minimum Debt Service
 Coverage.


COMMENTS REGARDING EXCEPTIONS: SEE ATTACHED.          BANK USE ONLY

Sincerely,                                    Received by:
                                                          -------------------
                                                          AUTHORIZED SIGNER

                                              Date:
--------------------------------------------       --------------------------
SIGNATURE

                                              Verified:
--------------------------------------------           ----------------------
TITLE                                                     AUTHORIZED SIGNER

                                              Date:
--------------------------------------------       --------------------------

DATE

                                              Compliance Status:      Yes  No

                         AGREEMENT TO PROVIDE INSURANCE

TO:  IMPERIAL BANK                                 Date: July 1, 1999
     9920 S. La Cienega, Ste. 628
     Inglewood, CA 90301                           Borrower: BSQUARE CORPORATION

     In consideration of a loan in the amount of $10,000,000, secured by all tangible personal property including inventory and equipment.

     I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

     I/We also agree to advise the below named agent to add Imperial Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

     I/We understand that the policy must contain:

     1.   Fire and extended coverage in an amount sufficient to cover:

          (a)  The amount of the loan, OR

          (b)  All existing encumbrances, whichever is greater,

     But not in excess of the replacement value of the improvements on the real property.

     2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Imperial Bank, or any other form acceptable to Bank.


                              INSURANCE INFORMATION

Insurance Co./Agent                           Telephone No.:

Agent's Address:

                              Signature of Obligor: /s/ [ILLEGIBLE]
                                                   -----------------------------

                              Signature of Obligor:
                                                   -----------------------------


                               FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:
                             -----------------------
Person Spoken to:
                 -----------------------------------
Policy Number:
              --------------------------------------
Effective Form:          To:
               ---------    ------------------------
Verified By:
            ----------------------------------------

IMPERIAL BANK
  CALIFORNIA'S BUSINESS BANKS         AUTOMATIC DEBIT AUTHORIZATION
     MEMBER FDIC                            (EQUIPMENT LOAN)


To:  IMPERIAL BANK
Re:  LOAN #
           -----------------------------------------

You are hereby authorized and instructed to charge account No. 36001283 in the name of BSQUARE CORPORATION for principal and interest payments due on the above referenced loan as set forth below and credit the loan referenced above.

          [X] 6   Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

          [X] 7   Debit each principal payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

This authorization is to remain in full force and effect until revoked in writing.


Borrower Signature                                     Date

   /s/   [ILLEGIBLE]                                   7/1/99
---------------------                             -------------------------

IMPERIAL BANK
  CALIFORNIA'S BUSINESS BANKS         AUTOMATIC DEBIT AUTHORIZATION
     MEMBER FDIC                             (REVOLVER)


To:  IMPERIAL BANK
Re:  LOAN #
           -----------------------------------------

You are hereby authorized and instructed to charge account No. 36001283 in the name of BSQUARE CORPORATION for principal and interest payments due on the above referenced loan as set forth below and credit the loan referenced above.

          [X] 4   Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

          [ ] 5   Debit each principal payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

This authorization is to remain in full force and effect until revoked in writing.


Borrower Signature                                     Date

   /s/   [ILLEGIBLE]                                   7/1/99
------------------------------                         -------------------

IMPERIAL BANK
  CALIFORNIA'S BUSINESS BANKS         AUTOMATIC DEBIT AUTHORIZATION
     MEMBER FDIC                          (LEASEHOLD FACILITY)


To:  IMPERIAL BANK
Re:  LOAN #
           -----------------------------------------

You are hereby authorized and instructed to charge account No. 36001283 in the name of BSQUARE CORPORATION for principal and interest payments due on the above referenced loan as set forth below and credit the loan referenced above.

          [X] 8   Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

          [X] 9   Debit each principal payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

This authorization is to remain in full force and effect until revoked in writing.


Borrower Signature                                     Date

   /s/   [ILLEGIBLE]                                   7/1/99
-----------------------                            -----------------------

                                 IMPERIAL BANK
                                  MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS
                                   (REVOLVER)


Name(s):  BSQUARE CORPORATION                          Date:  July 1, 1999

     $                 paid to you directly by Cashiers Check No.

     $ 5,000,000.00    credited to deposit account No. 36001283      when Advances are requested or by
                                                                     wire transfer or cashiers check

     $                 amounts paid to Bank for

Amounts paid to others on your behalf:

     $                 to Imperial Bank for Loan Fee

     $                 to Imperial Bank for Document Fee

     $                 to Imperial Bank for accounts receivable audit
                       (estimate)

     $                 to Bank counsel fees and expenses

     $                 to

     $                 to

     $ 5,000,000.00    TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

/s/ [ILLEGIBLE]
--------------------------------               --------------------------------
          Signature                                       Signature

                                 IMPERIAL BANK
                                  MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS
                              (LEASEHOLD FACILITY)


Name(s):  BSQUARE CORPORATION                          Date:  July 1, 1999

     $                 paid to you directly by Cashiers Check No.

     $ 4,000,000.00    credited to deposit account No. 36001283      when Advances are requested or by
                                                                     wire transfer or cashiers check

     $                 amounts paid to Bank for

Amounts paid to others on your behalf:

     $                 to Imperial Bank for Loan Fee

     $                 to Imperial Bank for Document Fee

     $                 to Bank counsel fees and expenses

     $                 to

     $                 to

     $ 4,000,000.00    TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

/s/ [ILLEGIBLE]
--------------------------------               --------------------------------
          Signature                                       Signature

                                 IMPERIAL BANK
                                  MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS
                                (EQUIPMENT LOAN)


Name(s):  BSQUARE CORPORATION                          Date:  July 1, 1999

     $                 paid to you directly by Cashiers Check No.

     $ 1,000,000.00    credited to deposit account No. 36001283      when Advances are requested or by
                                                       --------      wire transfer or cashiers check

     $                 amounts paid to Bank for

Amounts paid to others on your behalf:

     $                 to Imperial Bank for Loan Fee

     $                 to Imperial Bank for Document Fee

     $                 to Bank counsel fees and expenses

     $                 to

     $                 to

     $ 1,000,000.00    TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

/s/ [ILLEGIBLE]
--------------------------------               --------------------------------
          Signature                                       Signature